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               NEW ENGLAND WATER HEATER CO., INC.
                         Balance Sheet
                       At March 31, 1999
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, Subject to Adjustment)
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                             ASSETS
                             ------


  Current assets
      Cash                                                               $ 0.4
      Accounts receivable and unbilled revenue, less
                        reserves of $0.2                                                              0.8
      Inventory                                                            0.2
      Prepaid expenses                                                     0.1
                                                                                                    -----
                        Total current assets                                                                              1.5
                                                                    -----

  Fixed assets, net                                                       16.3
                                                                                                    -----
                        Total assets                                                                $17.8
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          LIABILITIES AND PARENT COMPANY'S INVESTMENT
          -------------------------------------------

 Current liabilities
  Accounts payable                                            $ 0.2
  Miscellaneous current and accrued liabilities                                                       0.9
  Deferred revenue                                              0.2
                                                                                                    -----
    Total current liabilities                                   1.3
                                                                                                    -----

 Deferred federal and state income taxes                        0.4

 Parent company's investment:
    Subordinated notes payable to parent                       10.6
    Common stock and additional paid in capital                                                       4.3
    Retained earnings                                           1.2
                                                                                                    -----
      Total parent company's investment                        16.1
                                                                                                    -----
                        Total liabilities and parent company's investment                           $17.8
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